UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 19, 2007

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

                        West Virginia                                                                    No. 0-16587                                                                55-0672148
                (State or other jurisdiction of                                     (Commission File Number)                                                   (I.R.S. Employer
                incorporation or organization)                                                                                                                                    Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01.  Entry Into A Material Definitive Agreement

On July 19, 2007, Summit Financial Group, Inc. and/or its subsidiary bank (collectively the “Company”) entered into various Executive Salary Continuation Agreements (the “Agreements”) with the Company’s executive officers.  As discussed in an 8-K filed on April 28, 2005, the Agreements replace the target annual benefit provided for in the Company’s original Executive Supplemental Retirement Plan Agreement with a guaranteed fixed annual benefit.  The benefits under the Agreements will be payable annually until death to each participant upon retirement.  The executive officers who entered into new Agreements are:  H. Charles Maddy, III, Robert S. Tissue, Scott C. Jennings, Douglas T. Mitchell, C. David Robertson, Patrick N. Frye , and Ronald S. Miller .

The benefits and vesting schedule for the executive officers named above , except for Mr. Mitchell, are set forth in the Company’s 8-K filed on April 28, 2005.  Mr. Mitchell’s benefit and vesting schedule is as follows:

Executive Officer	Annual benefit upon Normal Retirement	Retirement Age	Vesting Schedule
			Years of Employment to Effective Date	% Vested
Douglas T. Mitchell	$75,000	65	1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 or more	5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 50% 50% 50% 50% 50% 50% 50% 50% 50% 100%

A copy of the form of Agreement executed by the named executive officers is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

ITEM 9.01.                                Financial Statements and Exhibits

(d)  Exhibits

10.1           Form of Executive Salary Continuation Agreement between the Company and various executive officers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            SUMMIT FINANCIAL GROUP, INC.

Date:   July 20, 2007                                                                                                 By:  /s/ Julie R. Cook
                           Julie R. Cook
                           Vice President &
                           Chief Accounting Officer